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                                                                     EXHIBIT 1.1

                        Channell Commercial Corporation
                                3,100,00 Shares
                                 Common Stock
                          (Par Value $0.01 Per Share)

                                ______________

                            UNDERWRITING AGREEMENT


                                                              New York, New York
                                                             _____________, 1996


SCHRODER WERTHEIM & CO. INCORPORATED
SMITH BARNEY INC.
     As Representatives of the several
     Underwriters named in Schedule I hereto
c/o Schroder Wertheim & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Dear Sirs:

     Channell Commercial Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 2,700,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and the Channell Family Trust dated June 29, 1990 (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 400,000 shares of Common Stock. The 3,100,000 shares of Common Stock to be sold by the Company and the Selling Stockholder are herein referred to as the "Firm Securities." In addition, the Selling Stockholder proposes to grant to the Underwriters an option to purchase up to an additional 465,000 shares of Common Stock (the "Option Securities"), on the terms and for the purposes set forth in Section 2 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives.

     1.A. The Company represents and warrants to, and agree with, each of the Underwriters that:

           (a) A registration statement on Form S-1 (File No. 333-________), and as a part thereof a preliminary prospectus, in respect of the Securities, has been filed with the
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     Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and, with the exception of exhibits to the registration statement, to you for each of the other Underwriters; if such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission; if such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments shall be in form acceptable to you, the most recent such amendment has been declared effective by the Commission; if such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), will promptly be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (any preliminary prospectus filed as part of such registration statement being herein called a "Preliminary Prospectus," such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), including all exhibits thereto and all information deemed to be a part thereof at such time pursuant to Rule 430A of the rules and regulations of the Commission under the Act, and including any additional registration statement filed in connection therewith pursuant to Rule 462(b) of the Act (the "Rule 462(b) Registration Statement"), being herein called the "Registration Statement" and the final prospectus relating to the Securities in the form first filed pursuant to Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement, being herein called the "Prospectus");

           (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that this representation and warranty shall not apply to any
     -------
     statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

           (c) On the Effective Date and the date the Prospectus is filed with the Commission, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did and will conform in all material

                                       2
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     respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall
                 --------  -------
     not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein; the Company and the Selling Stockholder hereby acknowledge for all purposes under this Agreement that (A) the list of Underwriters, the amount of the selling concession and the statement that no sales will be made to discretionary accounts, set forth under the caption "Underwriting" in the Prospectus, (B) the stabilization legends on the inside front cover page of the Prospectus and (C) the last paragraph of the text on the cover page of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

           (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business affairs or prospects of the Company. The Company has no subsidiaries as of the date hereof;

           (e) The Company does not own, directly or indirectly, any shares of capital stock of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity;

           (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by limitations on the availability of equitable remedies and by limitations on rights to indemnity imposed by federal or state securities laws or principles of public policy;

           (g) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference

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     is material to the Company; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any material change in the capital stock or short-term debt or long-term debt of the Company, or any material adverse change, or any development reasonably likely to result in a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus and except for the incurrence of an additional $3.1 million in indebtedness under the Revolving Credit Facility (as defined in the Prospectus) to fund the purchase of the Channell Patents (as defined in the Prospectus), which indebtedness will be repaid with proceeds of this Offering;

           (h) The Company owns no real property and has good and valid title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as are described in or contemplated by the Prospectus, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company;

           (i) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights, rights of first refusal or similar rights, were issued and sold in compliance with applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company who, by reason of the filing of the Registration Statement, have the right (and have not waived such right) to request the Company to include in the Registration Statement securities owned by them;

           (j) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, and will conform in all material respects to the description thereof in the Prospectus and will be approved for quotation on the Nasdaq National Market as of the Effective Date;

           (k) The performance of this Agreement, the consummation of the transactions herein contemplated and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of

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     Proceeds" and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim, or encumbrance upon, any of the property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except to the extent that such breach, violation or default would not have a material adverse effect on the condition, financial or otherwise, or the business affairs or prospects of the Company, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws, in each case as amended to the date hereof, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds", except the registration under the Act and the Securities and Exchange Act of 1934 (the "Exchange Act") of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

           (l) There are no legal or governmental proceedings pending to which the Company or any of its officers or directors is a party or of which any property of the Company is the subject, other than litigation or proceedings incident to the business conducted by the Company which will not individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; and the Company is not involved in any labor dispute, nor, to the Company's knowledge, is any labor dispute threatened;

           (m) The Company has such material licenses, permits and other approvals or authorizations of and from governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and to conduct its business in the manner now being conducted and as described in the Prospectus; and the Company has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits;

           (n) Grant Thornton LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included in the Registration Statement and the Prospectus, are independent public

                                       5
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     accountants as required by the Act and the rules and regulations of the
     Commission thereunder;

           (o) The financial statements of the Company included in the Registration Statement and the Prospectus present fairly the financial condition, the results of operations and the cash flows of the Company as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus are accurately presented and, to the extent such information and data are derived from the financial statements and books and records of the Company, are prepared on a basis consistent with such financial statements and the books and records of the Company; no other financial statements or schedules are required to be included in the Registration Statement and the Prospectus under the Act;

           (p) There are no statutes or governmental regulations, or any contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed as exhibits thereto; and all such contracts to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against the Company in accordance with the terms thereof, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by limitations on the availability of equitable remedies and by limitations on rights to indemnity imposed by federal or state securities laws or principles of public policy;

           (q) The Company owns or possesses adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names, copyrights, technology and know-how necessary to conduct the general business now or proposed to be operated by them as described in the Prospectus; the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names, copyrights, technology or know-how which, singly or in the aggregate, could materially adversely affect the business, operations, financial condition, income or business prospects of the Company; and, the discoveries, inventions, products or processes of the Company referred to in the Prospectus do not, to the Company's knowledge, infringe or conflict with any patent or right of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company;

           (r) The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws (or similar corporate constituent documents), in each case as amended to the date hereof, or any material law, ordinance, administrative or governmental rule or regulation applicable to the Company, or of any decree of any court or governmental agency or body having jurisdiction over the Company;

                                       6
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           (s)  No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which it or its properties is bound or may be affected in any material adverse respect with regard to the property, business or operations of the Company;

           (t) The Company has timely filed all necessary tax returns and notices and has paid all federal, state, county, local and foreign taxes of any nature whatsoever for all tax years through December 31, 1995, to the extent such taxes have become due and payable by the Company. The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a material adverse effect on the Company; the Company has paid all taxes which have become due and payable by it, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; the amounts currently set up as provisions for taxes or otherwise by the Company on its books and records are sufficient for the payment of all its unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company may be liable in its own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity;

           (u) Neither the Company nor the Selling Stockholder will, during the period of 180 days after the date hereof, except pursuant to this Agreement, offer, sell, contract to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of Schroder Wertheim & Co. Incorporated, except for grants of stock options under the Company's Stock Plan (as defined in the Prospectus), grants of capital stock pursuant to the Company's Incentive Plan (as defined in the Prospectus) or pursuant to the terms of convertible securities of the Company outstanding on the date hereof;

           (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

           (w) The Company is not in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or

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     hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or paying of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, where such violation would have a material adverse effect on the Company;

           (x) None of the Company or its officers, directors, employees or agents has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, or made any unlawful payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation;

           (y) None of the Company or its officers, directors, employees or agents have taken or will take, directly or indirectly, any action designed to or which has constituted or that might be reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

           (z) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

           (aa) The Company maintains reasonably adequate insurance for the conduct of its business in accordance with prudent business practices with reputable third-party insurers; and

           (bb) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Florida Statutes, Section 517.075, An Act Relating to Disclosure of Doing Business with Cuba; the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     1.B. The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters that:

           (a) The Selling Stockholder has, and at the Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Securities to be sold by the

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     Selling Stockholder hereunder, free and clear of any liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever, and the Selling Stockholder has the full legal right, power and authority, and any approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Securities being sold by the Selling Stockholder hereunder and to make the representations, warranties, covenants and agreements made by it in this Agreement; and upon the delivery of and payment for such Securities as herein provided, the several Underwriters will acquire good and valid title thereto, free and clear of all liens, encumbrances, equities, security interests, claims and other restrictions of any nature whatsoever;

           (b) The Selling Stockholder is a duly organized trust validly existing under the laws of the State of California with all requisite power and authority to hold the Securities and the other property held by it;

           (c) At the Time of Delivery, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold by the Selling Stockholder to the several Underwriters hereunder will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with; and

           (d) The sale by the Selling Stockholder of Securities pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus.

           (e) The Selling Stockholder has the full legal, right, power and authority, and any approval required by law, to enter into this Agreement and to make the representations, warranties, covenants and agreements made by it in this Agreement to which it is a party;

           (f) Neither the execution and delivery or performance of this Agreement or the consummation of the transactions herein or therein contemplated and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds" nor the compliance with the terms hereof or thereof will conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance on any property of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder's property is bound, or the trust documents pursuant to which the Selling Stockholder is organized (if applicable) or any statute, ruling, judgment, decree, order, or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder; and no consent, approval, authorization, order, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state or foreign securities or Blue Sky laws or by the by-laws and rules of the National Association of Securities Dealers, Inc. and, if the registration statement filed with respect to the Securities is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act; Act];

           (g) The Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

           (h) The Selling Stockholder has reviewed the Prospectus and the Registration Statement, and the information regarding the Selling Stockholder set forth therein under the caption "Principal and Selling Stockholder" is complete and accurate; and

           (i) Neither the Selling Stockholder nor any trustee or beneficiary of the Selling Stockholder is affiliated as a director, officer, partner, stock holder or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD.

     1.C. Any certificate signed by any officer of the Company or by the Selling Stockholder and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty made by the Company to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

     1.D. The Company and its predecessor, Channel Commercial Corporation, a California corporation (the "Predecessor") have entered into a Merger Agreement (the "Merger Agreement") pursuant to which the Predecessor has been merged into the Company with the Company surviving the merger (the "Merger"). All references herein to the Company shall, unless the context otherwise requires, mean the Company and the Predecessor. The Selling Stockholder, the Company and the other stockholders of the Company as of the date hereof (the "Existing Stockholders") have entered into a Patent Assignment Agreement (the "Patent Assignment Agreement") pursuant to which the Existing Stockholders will transfer all of their right, title and interest in and to certain patent rights to the Company effective as of the Time of Delivery and immediately before the sale of the Firm Securities pursuant to this Agreement, as described in the Prospectus; The Company and each of the Existing Stockholders have entered into a Tax Indemnification Agreement (the "Tax Indemnification Agreement") pursuant to which the parties thereto indemnify one another against certain tax liabilities, as described in the Prospectus; and the Company has declared a dividend in the initial aggregate amount of $ ___________ to be distributed to the Existing Stockholders (the "S Corporation Distribution"), as described in the Prospectus. The Merger Agreement, Patent Assignment Agreement and Tax Indemnification Agreement are referred to herein as the "Reorganization Agreements." All references herein to the Company shall, unless the context otherwise requires, shall mean the Company and the Predecessor.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 2,700,000 Firm Securities, the Selling Stockholder agrees to sell to the several Underwriters 400,000 Firm Securities and each of the Underwriters agrees to purchase from the Company and the Selling Stockholder, at a purchase price of $___________ per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company and the Selling Stockholder, respectively, shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company or the Selling Stockholder pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

     In addition, subject to the terms and conditions herein set forth, the Selling Stockholder agrees to issue and sell to the Underwriters, as required (for the sole purpose of covering over-allotments in the sale of the Firm Securities), up to 465,000 Option Securities at the purchase price per share of the Firm Securities being sold by the Company as stated in the preceding paragraph. The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Company and the Selling Stockholder of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts. The Underwriters may cancel any purchase of Option Securities at any time prior to the Option Securities Delivery Date (as defined in Section 4 hereof) by giving written notice of such cancellation to the Company.

     3. The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     4. Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Stockholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer or certified or official bank check or checks, payable in New York Clearing House next-day funds, to the order of the Company, for the purchase price of the Firm Securities being sold by the Company, and to the order of the Selling Stockholder for the purchase price of the Firm Securities being sold by the

Selling Stockholder, at the office of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 A.M., New York City time, on ____________, 199__, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

     Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Selling Stockholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price thereof by wire transfer or certified or official bank check or checks, payable in New York Clearing House next-day funds, to the order of the Selling Stockholder, for the purchase price of the Option Securities, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Company and the Selling Stockholder with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Company and the Selling Stockholder with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 7(d), 7(e), 7(f), and 7(i).

     Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and Option Securities Delivery Date.

     5. (a) The Company covenants and agrees with each of the Underwriters as follows:

                (i) If the Registration Statement has not become effective, to file promptly the Final Amendment with the Commission and use its best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, to file promptly the Rule 430A Prospectus with the Commission; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you after reasonable notice thereof; to advise you, promptly after it receives notice thereof of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement or any Rule 462(b) Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the

           Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order;

                (ii) Promptly from time to time to take such action as you may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process in any jurisdiction;

                (iii) To furnish each of the Representatives and counsel for the Underwriters, without charge, signed copies of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including all exhibits thereto) and to each other Underwriter, without charge, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and, so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when the delivery of a prospectus is required to be delivered under the Act an event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Company will forthwith prepare and, subject to the provisions of Section 5(a)(i) hereof, file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to any dealer in securities, without charge, as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance in accordance with the requirements of Section 10 of the Act;

                (iv) To make generally available to its stockholders as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Section 11(a) of the Act covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date;

                (v) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period when the Prospectus is required to be delivered;

                (vi) For a period of five years from the Effective Date, to furnish to its stockholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, cash flow and stockholders' equity of the Company and its subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                (vii) During a period of five years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations hereunder;

               (viii) To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds";

                (ix) That it will not, and will cause its subsidiaries, officers, directors, employees, agents and affiliates not to, take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                (x) That prior to the Time of Delivery there will not be any change in the capital stock or material change in the short-term debt or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus [and except for the incurrence of an additional $_____ million in indebtedness under the Revolving Credit Facility to fund the purchase of the Channell Patents, which indebtedness will be repaid with proceeds of this Offering];

                (xi) That it will not, during the period of 180 days after the date hereof (other than pursuant to this Agreement), (1) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the capital stock of the Company, directly or indirectly, without the prior written consent of Schroder Wertheim & Co. Incorporated, except for grants of stock options under the Company's Stock Plan, grants of capital stock pursuant to the Company's Incentive Plan, or pursuant to the terms of convertible securities of the Company outstanding on the date hereof. In furtherance of the foregoing, for a period of 180 days from the date of this Agreement, the Company will not, without the prior written consent of Schroder Wertheim & Co. Incorporated, file a registration statement relating to shares of capital stock or securities convertible into or exercisable or exchangeable for capital stock or warrants, options or rights to purchase or acquire capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Company's Stock Plan and Incentive Plan.

                (xii) That it has caused the Securities to be included for quotation on the Nasdaq National Market as of the Effective Date;

               (xiii) To file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the Act; and

                (xiv) It will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Time of Delivery.

                (xv) To require, during at least the five years subsequent to the date hereof, that each employee of the Company engaged in product development or engineering, and each officer, execute, as a condition to continued employment, an assignment to the Company of any inventions made in the scope of his or her employment with the Company. Such agreement shall be in a form and contain such terms as is customary among employers in the State of California.

           (b) The Selling Stockholder covenants and agrees with each of the Underwriters that:

                (i) The Selling Stockholder will not, directly or indirectly, take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

                (ii) As soon as the Selling Stockholder is advised thereof, it will advise the Representatives and confirm such advice in writing,
           (i) of receipt by it or by any of its representatives or agents, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholder in connection with the transactions contemplated by this Agreement and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and "Use of Proceeds," and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus untrue or that requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make such statement, in light of the circumstances in which it was made, not misleading; and

                (iii) The Selling Stockholder will deliver to the Representatives prior to the Time of Delivery a properly completed and executed United States Treasury Department Form W-9.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Selling Stockholder, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(a)(ii) hereof, including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) all fees and expenses of the Company in connection with registration of the Common Stock under the Exchage Act quotation of the Securities on the Nasdaq National Market; and (vi) all other costs and expenses incident to the performance of the Company's or the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this
Section 6, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company and the Selling Stockholder to the Underwriters hereunder and the travel and other costs incurred by the Company and the Selling Stockholder in connection with the Underwriters' "road show" in connection with the offering contemplated by the Prospectus. The Selling Stockholder will pay any transfer taxes incident to the transfer to the Underwriters of the Securities being sold by the Selling Stockholder.

     It is understood, however, that, except as provided in this Section,
Section 8 and Section 11 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make and the travel and other expenses incurred by the Representatives in connection with the Underwriters' "road show" in connection with the offering contemplated by the Prospectus.

     7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all their obligations hereunder theretofore to be performed, and the following additional conditions:

           (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 10:00 P.M., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

           (b) All corporate proceedings and related legal and other matters in connection with registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Troop Meisinger Steuber & Pasich LLP, counsel to the Underwriters, and Troop Meisinger Steuber & Pasich LLP shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection;

           (c) You shall not have advised the Company or the Selling Stockholder that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

           (d) Irell & Manella LLP, counsel to the Company and the Selling Stockholder, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

           (i) The Company (exclusive of the Predecessor) has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of properties or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business affairs or prospects of the Company); and the Company has all necessary corporate power and all material governmental authorizations, permits and approvals required to own, lease and operate its properties and conduct its business as described in the Prospectus;

           (ii) The Merger has been effected in accordance with applicable California and Delaware law and the Predecessor has been merged with and into the Company.

           (iii) The Company has an authorized capitalization as set forth in the Registration Statement and, based solely upon a review of the Company's minute books and stock books, and certificates from the Company's officers, all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, are free of any preemptive rights, and were issued and sold in compliance with all applicable Federal and state securities laws; except as described in the Prospectus, to the knowledge of such counsel based solely upon a review of the Company's minute books and stock books, and certificates from the Company's officers, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company; the Securities being sold by the Company have been duly and validly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of the Registration Statement and this Agreement, will be duly and validly issued, fully paid and non-assessable; the Securities conform to the description thereof in the Prospectus; and the certificates for the Securities are in valid and sufficient form;

           (iv) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or its officers or directors is a party or of which any property of the Company is the subject which, if resolved against the Company or its officers or directors, individually, or to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein;

           (v) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by limitations on the availability of equitable remedies and by limitations on rights to indemnity imposed by federal or state securities laws or principles of public policy;

           (vi) The Company has full corporate power and authority to execute, deliver and perform this Agreement, and the execution, delivery, and performance of this Agreement, the consummation of the transactions herein contemplated and as described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status," and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of the Company or any of its subsidiaries pursuant to, the terms of any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument filed as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws, in each case as amended, of the Company, or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

           (vii) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the transactions contemplated by this Agreement or as described in the Prospectus under the caption "Reorganization and Termination of S Corporation Status," except such as have been obtained, including under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

           (viii) To the best of such counsel's knowledge, the Company is not currently in violation of its Restated Certificate of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other agreement or instrument filed as an exhibit to the Registration Statement (in any respect that is material to the financial condition of the Company);

           (ix) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to (i) the Company's Restated Certificate of Incorporation or By-Laws, in each case as amended to the date hereof, or
     (ii) any such agreement or other such instrument known to such counsel; and, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration thereof under the Registration Statement;

           (x) To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are accurately summarized therein in all material respects, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the rules and regulations thereunder to be filed as exhibits to the Registration Statement, they have been so filed, and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus or to be so filed as an exhibit to the Registration Statement, which have not been so summarized or disclosed or so filed;

           (xi) All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate summaries thereof and accurately present the information required to be described with respect to such matters in all material respects;

           (xii) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial and statistical data contained in the Registration Statement or the Prospectus.

           (xiii) The Selling Stockholder has full legal right, power and authority to enter into this Agreement and each of the Reorganization Agreements to which it is a party and to perform its obligations under this Agreement including, but not limited to, sell, transfer and deliver the Securities being sold by the Selling Stockholder hereunder in the manner provided in this Agreement; the execution and delivery of this Agreement and each of the Reorganization Agreements to which the Selling Stockholder is a party have been duly authorized by all necessary corporate or trust action of the Selling Stockholder; this Agreement and each of the Reorganization Agreements to which the Selling Stockholder is a party, have been duly executed and delivered by the Selling Stockholder; the Agreement and each of the Reorganization Agreements to which the Selling Stockholder is a Party are legal, valid and binding agreements of the Selling Stockholder, enforceable in accordance with their terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

           (xiv) Upon delivery of and payment for the Securities being sold by the Selling Stockholder, each of Underwriters who has purchased such Securities in good faith and without notice of any lien, encumbrance, equity, security interest, deficit or other adverse claim within the meaning of the Uniform Commercial Code, will receive good and valid title to such Securities, free and clear of all liens, encumbrances, equities, security interests, claims or other defects;

           (xv) The sale of the Securities to the Underwriters by the Selling Stockholder pursuant to this Agreement, the compliance by the Selling Stockholder with the other provisions of this Agreement; the performance of the transactions described in the Prospectus under the captions "Reorganization and Termination of S Corporation Status" and the consummation of the other transactions herein and therein contemplated do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance on any property of the Selling Stockholder under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or its property is bound or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder, or (ii) require the consent, approval, authorization, order, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state or foreign securities or Blue Sky laws;

           (xvi) There are no transfer or other taxes (other than income taxes) known to such counsel payable in connection with the sale and delivery of the Securities by the Selling Stockholder to the several Underwriters or all such taxes have been fully paid in connection with such sale and delivery;

           (xvii) The Company is not an "investment company" subject to registration or regulation under the Investment Company Act or a company controlled by an "investment company" subject to such registration or regulation.

          (xviii) Pursuant to the Patent Assignment Agreement, the entire interests in and to the Intellectual Property (as defined in the Patent

     Assignment Agreement) has been sold, assigned and transferred to the Company; and

           (xix) The Common Stock of the Company has been registered under the Exchange Act.

           Such counsel shall also state that, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or any amendment or supplemental thereto, or the Prospectus or any amendment or supplement thereto, nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective and as of the Time of Delivery, or the Prospectus or any amendment or supplement thereto, as of its date and as of the Time of Delivery, contains or contained any untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to the financial statements and schedules and other financial and statistical data contained in the Registration Statement and the Prospectus).

           In rendering their opinions set forth in Section 7(d) above, (a) such counsel may rely, to the extent deemed advisable by such counsel, as to factual matters, upon certificates of public officials and officers of the Company, and
(b) such counsel may limit their opinions to the laws of the State of California, the corporate law of the State of Delaware and the United States federal securities laws.

     (e) Troop Meisinger Steuber & Pasich, LLP, counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (f) At the time this Agreement is executed and also at the Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, in form and substance satisfactory to you, to the effect, that:

           (i) They are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

           (ii) In their opinion the financial statements of the Company (including the related notes) included in the Registration Statement and Prospectus and covered by their reports included therein comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder;

           (iii) On the basis of specified procedures as of a specified date not more than five days prior to the date of their letter (which procedures do not constitute an examination made in accordance with generally accepted auditing standards), consisting of a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the latest available minutes of any meeting of the Board of Directors and stockholders of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company who have responsibility for financial and accounting matters, and such other procedures or inquiries as are specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) The unaudited condensed financial statements of the Company included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                  (B) As of a specified date not more than five days prior to the date of their letter, there was any change in the capital stock, or the obligations or current liabilities of the Company on a consolidated basis, or any decrease in total assets, total current assets, or stockholders' equity or other items specified by the Representatives, of the Company on a consolidated basis, each as compared with the amounts shown on the March 31, 1996 balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or such other changes, decreases or increases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

                  (C) For the period from March 31, 1996 to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period of the preceding fiscal year, in the following amounts; sales, income from operations, pro forma net income or pro forma net income per share of the Company, except in all instances for decreases which the Registration Statement discloses have occurred or may occur; or such other decreases which are described in their letter and which do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement; and

           (iv) In addition to the examination referred to in their reports included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement, and have compared such amounts and financial information with the accounting records of the Company, and have found them to be in agreement and have proved the mathematical accuracy of certain specified percentages.

     (g) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there shall not have been any material change in the capital stock (other than shares issued pursuant to the exercise of employee shares or pursuant to the terms of convertible securities of the Company outstanding on the date hereof) or short-term debt or long-term debt of the Company nor any change or any development reasonably likely to result in a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus [and except for the incurrence of an additional $_____ million in indebtedness under the Revolving Credit Facility to fund the purchase of the Channell Patents, which indebtedness will be repaid with proceeds of this Offering], the effect of which, in any such case is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

     (h) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted being suspended or limited or minimum or maximum prices being generally established on such market, or (ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the New York Stock Exchange or in the Common Stock on the principal securities exchange or market in which the Common Stock is listed or quoted or by order of the Commission or any court or other governmental authority, or (iii) a general banking moratorium being declared by either Federal or New York authorities;

     (i) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, and by the Selling Stockholder satisfactory to you as to such matters as you may reasonably request and as to (i) the accuracy of their respective representations and warranties herein at and as of the Time of Delivery and (ii) the performance by the Company and the Selling Stockholder of all their respective obligations hereunder to be performed at or prior to the Time of Delivery; the Company and the Selling Stockholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, and by the Selling Stockholder as to (i) the fact that they have carefully examined the Registration Statement and Prospectus and, (a) as of the Effective Date, the statements contained in the Registration Statement and the Prospectus were true and correct in all material respects and neither the Registration Statement nor the Prospectus omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) since the Effective Date, no event has occurred that is required by the Act or the rules and regulations of the Commission thereunder to be set forth in an amendment of, or a supplement to, the Prospectus that has not been set forth in such an amendment or supplement; and (ii) the matters set forth in subsection (a) of this Section 7;

     (j) Each director and executive officer of the Company and the Selling Stockholder shall have delivered to you an agreement not to offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, for a period of 180 days after the date of this Agreement, without the prior written consent of Schroder Wertheim & Co. Incorporated;

     (k) Each Existing Stockholder who is not required to execute an agreement pursuant to Section 7(j) above, shall have delivered to you an agreement not to offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company (or securities convertible into or exchangeable for, capital stock of the Company), except pursuant to the provisions of Rule 144 of the Exchange Act applicable to "Affiliates" of the Company.

     (l) The Company shall have delivered to you evidence that the Securities have been authorized for quotation on the Nasdaq National Market as of the Effective Date;

     (m) The Company and each of the other parties thereto shall have entered into each of the Reorganization Agreements and each of the parties thereto shall have fully performed all of their obligations thereunder. Each of the transactions described in the Prospectus under the caption, "Reorganization and Termination of S Corporation Status" shall have been completed (other than the payment of the S Corporation Distribution (as defined in the Prospectus), which will be paid immediately following the Time of Delivery) to the satisfaction of Troop Meisinger Steuber & Pasich, LLP, counsel to the Underwriters, and Troop Meisinger Steuber & Pasich, LLP, shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection; and

     (n) The Company shall have caused at least three independent directors to be elected to the board of directors effective immediately following the time of Delivery.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company in Section 1A of this Agreement, or (iii) the employment by the Company of any device, scheme or artifice to defraud, or the engaging by the Company in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which the Company shall participate, in connection with the issuance and sale of any of the Securities, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; provided, however, that (x) the Company and the Selling
                 --------  -------
Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by such Underwriter through you expressly for use therein.

            (y) the Selling Stockholder shall be liable hereunder only to the extent demand for indemnification is first made on the Company and the Company fails to pay the amount due to the Underwriter within 30 days of such demand, and (z) the liability of the Selling Stockholder pursuant to all provisions of this Section 8 of this Agreement shall not in any event exceed $1,000,000.

            (b) The Selling Stockholder will indemnify and hold harmless each Underwriter and the Company against any losses, claims, damages or liabilities to which such Underwriter or the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with information furnished in writing to such Underwriter or the Company by the Selling Stockholder expressly for use therein, or (ii) any untrue statement or alleged untrue statement made by the Selling Stockholder in Section 1B of this Agreement, and will reimburse such Underwriter, or the Company for any legal or other expenses incurred by such Underwriter or the Company in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim.

           (c) In addition to any obligations of the Company and the Selling Stockholder under Section 8(a) and 8(b), the Company and the Selling Stockholder agree that they shall perform their indemnification obligations under Section 8(a) and Section 8(b) (as modified by the last paragraph of this Section 8(c)) with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Representative in the amount of the statements of the Representative's counsel or other statements which shall be forwarded by the Representative, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court until such time as a court orders return of such payments.

                The indemnity agreement in Section 8(a) and Section 8(b) shall be in addition to any liability which the Company or the Selling Stockholder may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

           (d) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company or the Selling

     Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement or any Application in reliance upon and in conformity with written information furnished to the Company or the Selling Stockholder by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company or the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim.

                The indemnity agreement in this Section 8(d) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

           (e) Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(d) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a), 8(b) or 8(d) or from any liability which it may have to any indemnified party otherwise than under such Section 8(a), 8(b) or 8(d) except to the extent it was prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder Wertheim & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and Section 8(b) and by the Company in the case of parties indemnified pursuant to Section 8(d).

                If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

           (f) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 8(a) or Section 8(b) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) or Section 8(b) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 8(d), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
     Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(f), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

           (g) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     9. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate number of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Firm Securities, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

           (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company and the Selling Stockholder or both as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing shall relieve a defaulting Underwriter from liability for its default.

           (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in
     Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, or the Selling Stockholder, or any controlling person of the Selling Stockholder, and shall survive delivery of and payment for the Securities.

           11. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such earlier time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and Section 6 and Section 8 hereof shall at all times be effective.

                If this Agreement shall be terminated pursuant to Section 9 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company and the Selling Stockholder shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company or the Selling Stockholder as provided herein because the Company or the Selling Stockholder has been unable for any reason to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

           12. The statements set forth in the last paragraph on the front cover page of the Prospectus, the paragraphs on the inside front cover of the Prospectus containing passive market making and stabilization language and the statements under the caption "Underwriting" in the Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company and the Selling Stockholder for purposes of this Agreement.

           13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Schroder Wertheim

     & Co. Incorporated on behalf of you as the Representatives, and in all dealings with the Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement furnished in writing by or on behalf of such Selling Stockholder.

                All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to you as the Representatives in care of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department; and if to the Company or the Selling Stockholder, shall be delivered or sent by letter sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer; provided,
                                                                 --------
     however, that any notice to any Underwriter pursuant to Section 8(d)
     -------
     hereof shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

           14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

           15. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

           16. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

           17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                                  Very truly yours,

                                  CHANNELL COMMERCIAL CORPORATION



                                  By:    ____________________________
                                  Name:  ____________________________
                                  Title: ____________________________



                                  SELLING STOCKHOLDER

                                  CHANNELL FAMILY TRUST


                                  By: _________________________________
                                      William H. Channell, Sr., trustee


                                  By: _________________________________
                                      Jacqueline M. Channell, trustee

ACCEPTED AS OF THE DATE HEREOF:

SCHRODER WERTHEIM & CO. INCORPORATED
SMITH BARNEY INC

     By:  SCHRODER WERTHEIM & CO. INCORPORATED



     By:  _______________________________________
          Director


     By:  SMITH BARNEY INC.



     By:  _______________________________________
          Managing Director

                                  SCHEDULE I


               Underwriter                            Number of Firm Securities
               -----------                            -------------------------
Schroder Wertheim & Co. Incorporated ............

Smith Barney Inc.................................
                                                      _________________________

Total............................................
                                                      =========================